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                                                                     EXHIBIT 4.9

                           GENERAL SECURITY AGREEMENT

               THIS AGREEMENT is made as of December ______, 2004

BETWEEN:

            EMS TECHNOLOGIES CANADA, LTD., a corporation incorporated under the laws of Canada (hereinafter referred to as the "Debtor")

                                     - and -

            BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), as Canadian collateral agent for the Lenders (hereinafter referred to as the "Secured Party").

      WHEREAS the Debtor has entered into the Credit Agreement with the Lenders, EMS Technologies, Inc. and the Bank of America, National Association (Canada branch)(in its capacity as Canadian administrative agent, and funding agent for the Lenders), pursuant to which the Lenders have agreed to extend certain credit facilities to the Debtor;

      AND WHEREAS the Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral to the Secured Party in order to secure the performance of its Obligations under the Credit Agreement;

      NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.01  INTERPRETATION

      Capitalized terms used and not defined in this Agreement shall have the meanings attributed to them in the Credit Agreement. In this Agreement, unless something in the subject matter or context is inconsistent therewith:

"AGREEMENT" means this agreement and all amendments made hereto by written agreement between the Secured Party and the Debtor.

"COLLATERAL" has the meaning set out in Section 2.01.

"CREDIT AGREEMENT" means the credit agreement made as of December __, 2004 between the Debtor, EMS Technologies, Inc., the Secured Party (in its capacity as Canadian administrative agent and funding agent for the Lenders) and the Lenders, as the same may be amended from time to time.

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"EVENT OF DEFAULT" means any of the events described as "events of default" in the Credit Agreement.

"LENDERS" means the several banks and other financial institutions from time to time party to the Credit Agreement.

"OBLIGATIONS" has the meaning attributed to such term in the Credit Agreement.

      The terms "accessions", "accounts", "chattel paper", "documents of title", "goods", "instruments", "intangibles", "inventory", "money", "proceeds" and "securities" whenever used herein have the meanings given to those terms in the Personal Property Security Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.02  SECTIONS AND HEADINGS

      The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03  EXTENDED MEANINGS

      In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

                     ARTICLE 2 - GRANT OF SECURITY INTEREST

2.01  SECURITY INTEREST

      As general and continuing security for the payment and performance of all Obligations of the Debtor to the Secured Party, the Debtor hereby grants to the Secured Party a security interest in, assigns to the Secured Party and mortgages and charges as and by way of a fixed and specific mortgage and charge to the Secured Party, all right, title and interest that the Debtor now has or may hereafter have, be possessed of, be entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter or may hereafter have in the following property (collectively, the "Collateral"):

      (a) Receivables: all debts, accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to the Debtor (collectively, the "Receivables");

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      (b)   Inventory: all inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of the Debtor (collectively, the "Inventory");

      (c) Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory (collectively, the "Equipment");

      (d)   Chattel Paper: all chattel paper;

      (e) Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

      (f) Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments (collectively, the "Securities");

      (g)   Intangibles: all intangibles not otherwise described in this Section
            2.01 including, without limiting the generality of the foregoing, all goodwill, patents, trademarks, copyrights and other industrial property;

      (h) Money: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

      (i) Books, Records, Etc.: all books, papers, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 2.01 and all contracts, securities, instruments and other rights and benefits in respect thereof;

      (j) Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 2.01; and

      (k) Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said assignment and mortgage and charge will not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Debtor, but should the Secured Party enforce the said assignment or mortgage and charge, the Debtor will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Secured Party liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound.

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2.02  ATTACHMENT OF SECURITY INTEREST

      The Debtor acknowledges that value has been given and agrees that the security interest granted hereby will attach when the Debtor signs this Agreement and the Debtor has any rights in the Collateral.

                      ARTICLE 3 - COVENANTS OF THE DEBTOR

3.01  COVENANTS

            The Debtor covenants with the Secured Party that the Debtor will:

      (a) maintain, use and operate the Collateral and carry on and conduct its business in a lawful and business-like manner;

      (b) not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Secured Party;

      (c) defend the Collateral against all claims and demands respecting the Collateral made by all persons at any time and, except as otherwise provided herein, will keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances or interests except for Permitted Encumbrances (as defined in the Credit Agreement) or those hereafter approved in writing by the Secured Party prior to their creation or assumption;

      (d) not change its chief executive office and the location of the office where it keeps its records respecting the Receivables, or move any of the Inventory, Securities or Equipment from the locations specified in any schedule hereto, without the prior written consent of the Secured Party;

      (e) pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same become due and payable, and will exhibit to the Secured Party, when required, the receipts and vouchers establishing such payment;

      (f) keep proper books of account in accordance with sound accounting practice, will furnish to the Secured Party such financial information and statements and such information and statements relating to the Collateral as the Secured Party may from time to time require, and the Debtor will permit the Secured Party or its authorized agents at any time at the expense of the Debtor to examine the books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

      (g) from time to time forthwith at the reasonable request of the Secured Party furnish to the Secured Party in writing all information requested relating to the Collateral;

      (h) from time to time forthwith at the reasonable request of the Secured Party execute and deliver all such financing statements, schedules, assignments and documents,

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            and do all such further acts and things as may be reasonably required by the Secured Party to effectively carry out the full intent and meaning of this Agreement or to better evidence and perfect the security interest, assignment and mortgage and charge granted hereby, and the Debtor hereby irrevocably constitutes and appoints the Secured Party, or any Receiver appointed by the court or the Secured Party, the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever the Secured Party or any such Receiver may consider it to be necessary or expedient;

      (i) not change its name or, if the Debtor is a corporation, will not amalgamate with any other corporation without first giving notice to the Secured Party of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective; and

      (j) pay to the Secured Party forthwith upon demand all reasonable costs and expenses (including, without limiting the generality of the foregoing, all reasonable legal, Receiver's and accounting fees and expenses) incurred by or on behalf of the Secured Party in connection with the preparation, execution and perfection of this Agreement and the carrying out of any of the provisions of this Agreement including, without limiting the generality of the foregoing, protecting and preserving the security interest, assignment and mortgage and charge granted hereby and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses will be added to and form part of the Obligations secured hereunder.

                      ARTICLE 4 - DEALING WITH COLLATERAL

4.01  DEALING WITH COLLATERAL BY THE DEBTOR

      The Debtor must not sell, lease or otherwise dispose of any of the Collateral except as permitted under the Credit Agreement.

4.02  RIGHTS AND DUTIES OF THE SECURED PARTY

      (1) The Secured Party may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

      (2) In the holding of the Collateral, the Secured Party and any nominee on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. The Secured Party and any nominee on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor reasonably requests in writing, but failure of the Secured Party or its nominee to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

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4.03  REGISTRATION OF SECURITIES

      The Secured Party may have any Securities registered in its name or in the name of its nominee and will be entitled but not bound or required to exercise any of the rights that any holder of such Securities may at any time have, provided that until an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise, in a manner not prejudicial to the interests of the Secured Party or which would violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities. The Secured Party will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof. The Debtor must from time to time forthwith upon the request of the Secured Party deliver to the Secured Party those Securities requested by the Secured Party duly endorsed for transfer to the Secured Party or its nominee to be held by the Secured Party subject to the terms of this Agreement.

4.04  NOTIFICATION OF ACCOUNT DEBTORS

      Before an Event of Default occurs, the Secured Party may give notice of this Agreement and the security interest and assignment granted hereby to any account debtors of the Debtor or to any other person liable to the Debtor and, after the occurrence of an Event of Default, may give notice to any such account debtors or other person to make all further payments to the Secured Party, and any payment or other proceeds of Collateral received by the Debtor from account debtors or from any other person liable to the Debtor whether before or after any notice is given by the Secured Party must be held by the Debtor in trust for the Secured

4.05  APPLICATION OF FUNDS

      Except where the Debtor, when not in default hereunder, so directs in writing at the time of payment, all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such parts of the Obligations as the Secured Party in its sole discretion determines, or may be held unappropriated in a collateral account, or in the discretion of the Secured Party may be released to the Debtor, all without prejudice to the Secured Party's rights against the Debtor.

                              ARTICLE 5 - REMEDIES

5.01  REMEDIES

      (1) On or after the occurrence and during the continuance of any Event of Default, (i) any or all of the Obligations will at the option of the Secured Party become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived; (ii) the obligation, if any, of the Secured Party to extend further credit to the Debtor will cease; (iii) any or all security granted hereby will, at the option of the Secured Party, become immediately enforceable; and (iv) in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

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      (a)   the Secured Party may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the "Receiver") of the Collateral (which term when used in this Section 6.01 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term "Secured Party" when used in this Section 6.01 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver;

      (b) the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such place or places as may be specified by the Secured Party acting reasonably;

      (c) the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

      (d) the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Debtor;

      (e) the Secured Party may enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law;

      (f) the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

      (g) the Secured Party may accept the Collateral in satisfaction of the Obligations upon notice to the Debtor of its intention to do so in the manner required by law;

      (h) the Secured Party may, for any purpose specified herein, borrow money on the security of the Collateral in priority to the security interest, assignment and mortgage and charge granted by this Agreement;

      (i) subject to Applicable Law (as defined in the Credit Agreement), the Secured Party may enter upon, occupy and use all or any of the premises, buildings and plant occupied by the Debtor and use all or any of the Equipment and other personal property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge, and the Secured Party will not be liable to the Debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

      (j) the Secured Party may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Secured Party hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and

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            accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Secured Party deems reasonable, will be added to and form part of the Obligations hereby secured; and

      (k) the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations hereby secured.

      (2) The Secured Party may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Secured Party sees fit without prejudice to the liability of the Debtor to the Secured Party or the Secured Party's rights hereunder.

      (3) The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, in respect of the Collateral.

      (4) The Secured Party may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Secured Party may apply any balance of such proceeds to payment of the Obligations in such order as the Secured Party sees fit. If there is any surplus remaining, the Secured Party may pay it to any person having a claim thereto in priority to the Debtor of whom the Secured Party has knowledge and any balance remaining must be paid to the Debtor. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the aforesaid expenses, the Debtor will be liable to pay any deficiency to the Secured Party forthwith on demand.

                              ARTICLE 6 - GENERAL

6.01  BENEFIT OF THE AGREEMENT

      This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

6.02  ENTIRE AGREEMENT

      This Agreement has been entered into pursuant to the provisions of the Credit Agreement and is subject to all the terms and conditions thereof and, if there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Credit Agreement, the rights and obligations of the parties will be governed by the provisions of the Credit Agreement. This Agreement cancels and supersedes any prior understandings and

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agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Secured Party and the Debtor with respect to the subject matter hereof except as expressly set forth herein or in the Credit Agreement.

6.03  AMENDMENTS AND WAIVERS

      No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

6.04  ASSIGNMENT

      The rights of the Secured Party under this Agreement may be assigned by the Secured Party without the prior consent of the Debtor. The Debtor may not assign its obligations under this Agreement without the prior written consent of each Lender.

6.05  SEVERABILITY

      If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

6.06  NOTICES

      Any demand, notice or other communication to be given in connection with this Agreement must be given in accordance with Section 10.1 of the Credit Agreement.

6.07  ADDITIONAL CONTINUING SECURITY

      This Agreement and the security interest, assignment and mortgage and charge granted hereby are in addition to and not in substitution for any other security now or hereafter held by the Secured Party and this Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Secured Party.

6.08  FURTHER ASSURANCES

      The Debtor must at its expense from time to time do, execute and deliver, or cause to be done, executed and delivered, all such financing statements, further assignments, documents, acts, matters and things as may be reasonably requested by the Secured Party for the purpose of giving effect to this Agreement or for the purpose of establishing compliance with the representations, warranties and covenants herein contained.

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6.09  POWER OF ATTORNEY

      Upon the occurrence of an Event of Default that is continuing, the Debtor hereby irrevocably constitutes and appoints any officer for the time being of the Secured Party the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

6.10  INDEMNITY; EXPENSES

      (1) The Debtor agrees to indemnify, reimburse and hold the Secured Party and the Lenders, and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section referred to individually as an "Indemnitee," and, collectively, as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Documents or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), including the violation by the Debtor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or
(ii) result from a claim brought by the Debtor against an Indemnitee for a material breach of such Indemnitee's obligations hereunder, if the Debtor has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction. The Debtor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, the Debtor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its commercially reasonable efforts to promptly notify the Debtor of any such assertion of which such Indemnitee has knowledge.

      (2) Without limiting the application of subsection (1) above, the Debtor agrees to pay, or reimburse the Secured Party for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Secured Party's Liens on, and security interest in, the Collateral, including, without limitation, all fees

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and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

      (3) Without limiting the application of subsections (1) or (2) above, the Debtor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by the Debtor in this Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document.

      (4) If and to the extent that the obligations of the Debtor under this Section are unenforceable for any reason, the Debtor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. This Section 6.10 shall survive the termination of this Agreement.

6.11  DISCHARGE

      The Debtor will not be discharged from any of the Obligations or from this Agreement except by a release or discharge signed in writing by the Secured Party.

6.12  GOVERNING LAW

      This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.13  COUNTERPARTS

      This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.14  EXECUTED COPY

      The Debtor acknowledges receipt of a fully executed copy of this Agreement.

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                                                                  EXECUTION COPY

          IN WITNESS WHEREOF the parties have executed this Agreement.

DEBTOR:                                          EMS TECHNOLOGIES CANADA, LTD.

_________________________                        Per: __________________________
Date of Execution                                       (authorized signature)

ADDRESS OF DEBTOR                                                            c/s
(location of chief executive office and
location of business records)
1725 Woodward Drive
Ottawa, Ontario K2C OP9

                                                      __________________________
                                                       (authorized signature)

SECURED PARTY:                                   BANK OF AMERICA, NATIONAL
                                                 ASSOCIATION (CANADA BRANCH), as
                                                 Canadian collateral agent for
                                                 the Lenders

_________________________                        Per: __________________________
Date of Execution                                      (authorized signature)